SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 12, 1999

                              Motor Club of America
             (Exact name of registrant as specified in its charter)


New Jersey                               0-671               22-0747730
(State or other jurisdiction             (Commission         (IRS Employer
of incorporation or organization)        File Number)        Identification No.)

                                95 Route 17 South
                             Paramus, NJ 07653-0931
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (201) 291-2000


          (Former name or former address, if changed since last report)





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Item 5 - Other Events

     On July 12, 1999, the shareholders of the Issuer voted to approve the proposed acquisition of North East Insurance Company ("NEIC") of Scarborough, Maine, and an alternative plan of financing the acquisition whereby the Issuer will be able to raise up to $10 million in convertible subordinated debentures.

     The Issuer was also informed by NEIC that NEIC's special shareholders' meeting had been adjourned to July 20, 1999, because a sufficient number of proxies to constitute a quorum had not been received. The Issuer announced its willingness to extend until July 23, 1999 the date by which the acquisition must be consummated, beyond which date either party may terminate the Merger Agreement. At least 75% of the NEIC shares must approve the proposed acquisition for it to occur.

Item 7 - Financial statements, pro forma financial information and exhibits.

(c)      Exhibits.

Exhibit No.                Description

99                         Press release dated July 12, 1999.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:   July 14, 1999


                            MOTOR CLUB OF AMERICA


                            By  /s/ Patrick J. Haveron                __________
                            Patrick J. Haveron
                            Executive Vice President and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.                Description

99                         Press release dated July 12, 1999.